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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
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Subsidiaries                          Percentage  Owned (1)   State of Incorporation
------------                          ----------------------  ----------------------
The Peoples Bank and Trust Company                      100%         Alabama

The Peoples Agency, Inc. (2)                            100%         Alabama

Loan Express, Inc. (2)                                  100%         Alabama

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(1)  At December 31, 1996.
(2)  Second-tier subsidiary, 100% owned by The Peoples Bank and Trust Company.